Exhibit 99.1

Global Eagle Entertainment to Continue to Power ‘TV Flies Free’ on Southwest Airlines®

Innovative Inflight Entertainment Offering Provides Passengers Free Live TV on Southwest Airlines, Courtesy of DISH

Los Angeles, Calif. (January 17, 2014) – Global Eagle Entertainment Inc. (NASDAQ: ENT) announced today that it would continue to power the popular and successful inflight offering called ‘TV Flies Free’ on Southwest Airlines (NYSE: LUV) through 2014. Launched in July 2013, the ‘TV Flies Free’ program enables Southwest Customers to watch free live TV and on-demand programming streamed directly to their personal devices, courtesy of DISH (NASDAQ: DISH).

Since the launch of ‘TV Flies Free,’ millions of passengers have had access to nearly 20 live TV channels and up to 75 on-demand shows on the airline’s more than 440 Wi-Fi-enabled aircraft. Global Eagle has delivered its live TV platform to Southwest since the summer of 2012.

“This is an exciting partnership and we are proud to continue to deliver to Southwest’s passengers free live TV and on-demand programming through our integrated content and connectivity platform,” said John LaValle, Chief Executive Officer of Global Eagle Entertainment. “Through these kinds of innovative, high-value services, we are driving the transformation of the inflight entertainment market and maximizing the potential of our platform.”

The live TV and on-demand programming available on Southwest are part of a suite of products delivered by Global Eagle to the airline. Powered through Ku-band satellite technology, the platform, which includes high-speed Internet, messaging and destination services, is now available to Customers at all stages of flight, and Southwest is still the only U.S. airline to offer gate-to-gate connectivity and messaging services.

Once onboard a Wi-Fi-equipped plane, Southwest Customers can connect to the Wi-Fi network and launch their Internet browser to be directed to the Southwest Airlines Entertainment Portal. From there, passengers can access live TV and on-demand programs free of charge, compliments of DISH.

About Global Eagle

Global Eagle Entertainment Inc. is the only full service platform offering both content and connectivity for the worldwide airline industry. Through its combined content, distribution and technology platforms, Global Eagle provides airlines and the millions of travelers they serve with the industry’s most complete offering of in-flight video content, e-commerce and information services. Through its Row 44 subsidiary, Global Eagle utilizes Ku-band satellite technology to provide airline passengers with Internet access, live television, shopping and travel-related information. Currently installed on more than 500 aircraft, Row 44 has the largest fleet of connected entertainment platforms operating over land and sea globally. In addition, through its majority-owned subsidiary, Advanced Inflight Alliance AG, and other wholly-owned subsidiaries, Global Eagle provides film and television content, games and applications to more than 130 airlines worldwide. Global Eagle is headquartered in Los Angeles, California and maintains offices and support personnel around the world. Find out more at www.globaleagleent.com

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and should not be relied upon as representing our views as of any subsequent date. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation those risks and uncertainties described in our most recent annual report on Form 10-K and subsequently filed reports on Form 10-Q. As a result, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Global Eagle Entertainment/Row 44 Media Contact:
Karin Pellmann

kpellmann@row44.com

646-515-6933

Global Eagle Entertainment/Row 44 Investor Contacts:

Chris Plunkett or Brad Edwards

Brainerd Communicators, Inc.

(212) 986-6667

plunkett@braincomm.com

edwards@braincomm.com